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                                                                   Exhibit 23.1

                       Consent of Independent Accountants


         We consent to the incorporation by reference in this registration statement (Form S-8) pertaining to the Dan River Inc. Nonqualified 401(k) and Deferred Compensation Plan for Highly Compensated Employees and Directors of our report dated February 4, 2000, except for the last paragraph in Note 14, as to which the date is March 1, 2000, with respect to the consolidated financial statements and schedule of Dan River Inc. included in its Annual Report (Form 10-K) for the year ended January 1, 2000, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP


December 20, 2000